GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

================================================== ===================================================================
FOR THIS TYPE OF ACCOUNT:                          GIVE THE SOCIAL SECURITY NUMBER OF--
================================================== ===================================================================
1. An individual's account                         The individual

2. Two or more individuals (joint account)         The actual owner of the account or, if combined funds, the first individual on the account (1)

3. Custodian account of a minor (Uniform Gift to   The minor (2)
Minors Act)

4. a. The usual revocable savings  trust           The grantor-trustee (1)
(grantor is also trustee)

b. So called trust account that is not a legal     The actual owner (1)
or valid trust under state law

5. Sole proprietorship or single-owner LLC         The owner (3)

6. A valid trust, estate, or pension trust         The legal entity (Do not furnish taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.) (4)

7. Corporate or LLC electing corporate status on   The corporation
Form 8832

8. Association, club, religious, charitable,       The organization
educational, or other tax-exempt organization

9. Partnership or multi-member LLC                 The partnership

10. A broker or registered nominee                 The broker or registered nominee

11. Account with the Department of Agriculture     The public entity
in the name of a public entity (such as a state
or local government, school district, or prison)
that receives agricultural program payments
======================================================================================================================

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Obtaining A Number

If you do not have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Card, at the local Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM and apply for a number.

Payees Exempt From Backup Withholding

Payees specifically exempted from withholding include:

1. An organization exempt from tax under section 501(a)of the internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA) or a custodial account under Section 403(b)(7) of the Code, if the account satisfies the requirements of Section 401(f)(2) of the Code.

2.    The United States or any of it agencies or instrumentalities;

3. A state, the District of Columbia, a possession of the United States, or a political subdivision or instrumentality;

4. A foreign government and any political subdivision, agencies or instrumentalities; or

5.    An international organization or any agencies or instrumentalities.

Other Payee that may be exempt form backup withholding include:

6.    A corporation;

7.    A foreign central bank of issue;

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States;

9. A futures commission merchant registered with the Commodity Futures Trading Commission;

10.   A real estate investment trust;

11. An entity registered at all times during the tax year under the Investment Company Act of 1940;

12.   A common trust fund operated by a bank under Section 584(a);

13.   A financial institution;

14.   A middleman known in the investment community as a nominee or custodian;
      or

15.   A trust exempt from tax under Section 664 or described in Section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

============================================================ =========================================================
If the payment is for ...                                      THEN the payment is exempt for ...
============================================================ =========================================================
Interest and dividend payments                               All exempt recipients except for 9
----------------------------------------------------------------------------------------------------------------------
Broker transactions                                          Exempt recipients 1 through 13.  Also, a person
                                                             registered under the Investment Advisers Act of 1940
                                                             who regularly acts as a broker
----------------------------------------------------------------------------------------------------------------------
Barter exchange transactions and patronage dividends         Exempt recipients 1 through 5
----------------------------------------------------------------------------------------------------------------------
Payments over $600 required to be reported and direct        Generally, exempt recipients 1 through 7(2)
sales over $5,000(1)
======================================================================================================================

(1)   See Form 1099-MISC. Miscellaneous Income, and its instructions

(2) However, the following payments made to a corporation (including gross proceeds paid to an attorney under Section 6045 (f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, and payments for services paid by a Federal executive agency.

================================================================================

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N, of the Code and regulations thereunder.

EXEMPT PAYEES SHOULD COMPLET A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, write "EXEMPT" on the form, sign and date the form and return to the payer.

Privacy Act Notice--Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA or Archer MSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil an criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. We may also disclose this information to other countries under a tax treaty , or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of Federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.